UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

July 2, 2014

Date of Report (Date of earliest event reported)

TSS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7226 Lee DeForest Drive, Suite 104
Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

(410) 423-7438
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

TSS, Inc. (the “Corporation”) has retained John K. Penver to provide consulting services on a full-time basis as the Interim Chief Financial Officer of the Corporation. In connection with that retention, the Corporation and Mr. Penver entered into a Consulting Agreement, dated as of July 2, 2014 (the “Consulting Agreement”). Under the Consulting Agreement, the Corporation will pay Mr. Penver a fee of $22,500 per month to provide the consulting services. A copy of the Consulting Agreement is filed as an exhibit to this Current Report and is incorporated herein by reference.

Mr. Penver, age 51, was the Chief Financial Officer of Fallbrook Technologies, Inc., a privately held manufacturer of mechanical transmission systems and technologies, from November 2012 until February 2014. From February 2005 until October 2012, Mr. Penver was the Vice President of Finance, Chief Financial Officer and Company Secretary of Active Power, Inc., a manufacturer of uninterruptible power systems and modular infrastructure solutions for data centers.

Item 9.01.	Financial Statements and Exhibits.

99.1 Consulting Agreement, dated July 2, 2014, between the Corporation and John K. Penver.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Anthony Angelini
Anthony Angelini
President and Chief Executive Officer

Date: July 2, 2014